                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           PALM HARBOR HOMES, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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
                            PALM HARBOR HOMES, INC.
                        15303 DALLAS PARKWAY, SUITE 800
                              DALLAS, TEXAS 75248


                             _____________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 17, 1996

                             _____________________

To the Shareholders of Palm Harbor Homes, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of Palm Harbor Homes, Inc. (the "Company") will be held at 10:30 a.m., Dallas time, on Wednesday, July 17, 1996, at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas, to consider and act upon the following matters:

1. To elect seven members of the Company's Board of Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending March 28, 1997.

3. Such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

         Only shareholders of record of the Company at the close of business on May 27, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Your vote is important. To ensure that your shares will be represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please complete, date, sign and mail the enclosed proxy promptly in the enclosed postage-paid envelope. Shareholders who attend the Annual Meeting in person may revoke their proxies and vote in person if they so desire.


                                        By Order of the Board of Directors


                                        James P. Nicholson
                                        Secretary

June 10, 1996

                            PALM HARBOR HOMES, INC.

                              ___________________

                                PROXY STATEMENT

                              ___________________

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 17, 1996

                              ___________________


         This Proxy Statement and the accompanying proxy is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Palm Harbor Homes, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas, at 10:30 a.m., Dallas time, on July 17, 1996, and at any adjournment or postponement thereof. This Proxy Statement and the related form of proxy are first being sent to shareholders on or about June 10, 1996.

         The close of business on May 27, 1996 (the "Record Date") has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, the Company had outstanding 10,920,438 shares of Common Stock, $.01 par value per share ("Common Stock"), the only outstanding voting security of the Company. Each shareholder of record on the Record Date is entitled to one vote for each share of Common Stock. As of the Record Date, the Company had 1,206 shareholders of record. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting; however, if a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at such meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice, other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

         All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted FOR the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive office a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person. A notice of revocation need not be on any specific form.

         As of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy will vote the proxies in accordance with their judgment.

         Abstentions and broker non-votes (where a nominee holding Common Stock has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of shares of Common Stock present at the Annual Meeting for quorum purposes. Abstentions and broker non-votes will not be deemed to be outstanding and, therefore, will not be counted in the tabulations of votes cast on proposals presented to shareholders.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

         The number of directors to be elected at the Annual Meeting is seven. The election of directors requires the affirmative vote of a majority of outstanding Common Stock represented in person or by proxy at the Annual Meeting. Although it is not contemplated that any nominee will decline or be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person, or for a lesser number of persons, if such a contingency should arise. The term of each person elected as a director will continue until the next annual meeting and until his successor is duly elected and qualified. Unless such authority is withheld, it is the intention of the persons named in the enclosed proxy to vote such proxy FOR the election of such seven nominees. All of the nominees currently serve as directors of the Company. The following table sets forth the name, age and year of election to the Board of each person who is a nominee for director of the Company.

 NAME                               AGE             YEAR FIRST ELECTED DIRECTOR
 ----                               ---             ---------------------------
 Lee Posey                          62                         1977

 Larry H. Keener                    46                         1980

 Willliam R. Thomas                 67                         1982

 Walter D. Rosenberg, Jr.           69                         1977

 Frederick R. Meyer                 68                         1994

 John H. Wilson                     53                         1994

 A. Gary Shilling                   59                         1995


         Set forth below is a description of the backgrounds of the directors of the Company.

         LEE POSEY, founder of the Company, has served as Chairman of the Board and Chief Executive Officer since December 1977 and as President from December 1977 through December 1993. From 1967 through 1977, Mr. Posey served as President of Redman Industries, Inc., a manufactured housing company. Mr. Posey has 40 years of experience in the manufactured housing industry.

         LARRY H. KEENER, who joined the Company in 1979, has served as President and Chief Operating Officer since June 1994, as a director from 1980 to May 1994 and as Division President of Florida and other Southeastern operations from June 1989 through May 1994. He was appointed as a director of the Company on May 15, 1995. Mr. Keener has 24 years of experience in the manufactured housing industry.

         WILLIAM R. THOMAS has served as a director since 1982. Mr. Thomas joined Capital Southwest Corporation ("Capital Southwest"), a publicly-owned venture capital investment company, in 1962 and has served as its President since 1980 and Chairman of the Board since 1982. He has also served as President of Capital Southwest Venture Corporation ("CSVC") since 1982. Mr. Thomas currently serves on the Board of Directors of Alamo Group, Inc. and Encore Wire Corporation. Mr. Thomas serves as a director pursuant to an affirmative covenant under an agreement among the Company, Capital Southwest and CSVC.

         WALTER D. ROSENBERG, JR. has served as a director since 1977. Since June 1991, Mr. Rosenberg has managed his personal investments. From December 1957 to June 1991, he was Chairman of the Board and Chief Executive Officer of Duro Metal Manufacturing Company, Inc., a manufacturer of steel furniture and components, acquired in 1991 by Leggett & Platt.

         FREDERICK R. MEYER has served as a director since May 1994. Since July 1985, Mr. Meyer has served as Chairman of the Board of Aladdin Industries, Inc., a diversified company engaged in the manufacture of children's lunch kits, thermosware, insulated food delivery systems and related products. Since October 1995, he has served as President and Chief Executive Officer of Aladdin Industries. He previously served as its President from May 1987 to September 1994. From July 1983 through December 1986, he served as President of Tyler Corporation. He currently serves on the Board of Directors of Tyler Corporation, Arvin Industries, Inc. and Southwest Securities Group, Inc.

         JOHN H. WILSON has served as a director since May 1994. Mr. Wilson has served as President of U.S. Equity Corporation, a venture capital firm, since 1983. He currently serves on the Board of Directors of Capital Southwest, Whitehall Corporation, Norwood Promotional Products, Inc. and Encore Wire Corporation.

         A. GARY SHILLING has served as a director since September 1995. Since 1978, Dr. Shilling has served as President of A. Gary Shilling & Co., Inc., economic consultants to a number of financial institutions and industrial corporations as well as investment advisors, managing individual and institutional accounts. Before establishing his own firm, he was Senior Vice President and Chief Economist of White, Weld & Co., Inc. He currently serves on the Board of Directors of National Life of Vermont, the Heartland Group, and is an advisory Director of Austin Trust Company.

BOARD OF DIRECTOR COMMITTEES

         The Company has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls and performs such other related duties and functions as are deemed appropriate by the Audit Committee or the Board of Directors. Messrs. Thomas and Wilson serve on the Audit Committee. The Compensation Committee reviews and approves salaries and bonuses for the officers of the Company and management bonus plans and compensation arrangements. Messrs. Thomas and Meyer serve on the Compensation Committee. The Company does not have a Nominating Committee.

MEETINGS OF THE BOARD AND COMMITTEES

         During the fiscal year ended March 29, 1996, there were four meetings of the Board of Directors, two meetings of the Audit Committee and one meeting of the Compensation Committee. Each Director attended 100% of all meetings of the Board of Directors and 100% of the Committees on which such Director served during such period.

DIRECTOR COMPENSATION

         During the fiscal year ended March 29, 1996, the Company paid each director who is not an employee of the Company (an "Independent Director") $6,000 for services as a director plus $1,000 for each meeting (other than telephonic meetings) of the Board of Directors attended by each Independent Director. The total annual compensation paid to any person for his services as an Independent Director in fiscal 1996 did not exceed $10,000. The Board of Directors meets at least quarterly.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are William R. Thomas and Frederick R. Meyer. Neither of the current members of the Compensation Committee is an executive officer of the Company. Mr. Thomas is President of Capital Southwest and CSVC. On May 31, 1995, the Company repaid its $2,000,000 indebtedness to Capital Southwest under a 10% revolving credit note dated April 1, 1995 (the "10% Note"). On December 1, 1995, the Company repaid its aggregate outstanding indebtedness of $3,000,000 to Capital Southwest and CSVC under certain loan agreements (the "Loans") which, effective October 1, 1995, had an interest rate of 9% per annum. For the fiscal year ended March 29, 1996, the Company paid an aggregate of $34,520 in interest under the 10% Note and $281,696 in interest under the Loans.

         No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

                               EXECUTIVE OFFICERS

         The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors. Set forth below are the names, ages and positions of the executive officers of the Company.

NAME                   AGE      Position
- - ----                   ---      --------
Lee Posey              62       Chairman of the Board, Chief Executive Officer and Director
Larry H. Keener        46       President, Chief Operating Officer and Director
Kelly Tacke            38       Vice President-Finance and Chief Financial Officer

        Set forth below is a description of the backgrounds of the executive officers of the Company. Information concerning the business experience of Messrs. Posey and Keener is provided in "Proposal One: Election of Directors." There is no family relationship between any directors or executive officers of the Company.

        KELLY TACKE has served as Vice President-Finance and Chief Financial Officer since October 1993. From August 1979 through September 1993, Ms. Tacke was employed by Price Waterhouse LLP where she most recently served as a Senior Audit Manager.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth all compensation paid or accrued during the Company's fiscal years ended March 29, 1996 and March 31, 1995, respectively, to the Chief Executive Officer and the two other executive officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION(1)
 NAME AND                                  FISCAL          -------------------------             ALL OTHER
 PRINCIPAL POSITION                         YEAR            SALARY           BONUS              COMPENSATION
 ------------------                        ------          --------         --------            ------------
 Lee Posey . . . . . . . . . . . .          1996           $250,000         $512,036              $5,344(2)
 Chairman of the Board and Chief            1995            200,000          475,416               7,100(2)
 Executive Officer

 Larry H. Keener . . . . . . . . .          1996            150,000          363,493              10,069(3)
 President and Chief Operating              1995            128,750          224,828              11,791(3)
 Officer

 Kelly Tacke . . . . . . . . . . .          1996            100,000          100,000               3,168(4)
 Vice President-Finance                     1995            100,000           79,237               4,915(4)
 and Chief Financial Officer

- - -----------
(1) The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate incremental costs of these benefits to the Company for each officer did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each such officer.
(2) Includes $3,175 and $4,620 contributed in fiscal 1996 and 1995, respectively, by the Company pursuant to the Employee Savings Plan and $2,169 and $2,480 paid in fiscal year 1996 and 1995, respectively, by the Company as a car allowance.
(3) Includes $4,069 and $5,791 contributed in fiscal 1996 and 1995, respectively, by the Company pursuant to the Employee Savings Plan and $6,000 paid in both fiscal 1996 and 1995 by the Company as a car allowance. Mr. Keener became President and Chief Operating Officer in
     June 1994. In that position, his annualized salary was $150,000. From June 1989 through May 1994, Mr. Keener served as Division President of Florida and other Southeastern Operations.
(4)  Represents contributions by the Company pursuant to the Employee Savings
     Plan.

COMPENSATION ARRANGEMENTS

        Effective April 1, 1995, the Company entered into a compensation agreement with Mr. Posey. The agreement was amended effective October 1, 1995 to provide that Mr. Posey's annual base salary for the next two fiscal years following the date of the agreement is $150,000 and he is entitled to receive under the Company's Corporate Bonus Plan (the "Plan") an annual bonus equal to 25% of the bonus pool, in an amount not to exceed $900,000. Effective April 1, 1996, Mr. Posey agreed that for a period of eight years from the date he ceases to be an employee of the Company, he will serve as a consultant to the Company for a specified number of days per year at an annual fee of $200,000. If the compensation agreement is terminated for any reason, Mr. Posey or his beneficiary shall be entitled to receive the lesser of (i) $1,500,000 or (ii) $16,667 multiplied by the remainder of 132 minus the number of months Mr. Posey provided services as an employee or as a consultant under the agreement. Any amounts payable upon termination shall be paid in cash at Mr. Posey's or his estate's, as applicable, option, (i) in equal monthly installments over a number of months selected by the recipient of the payments, or (ii) in one lump sum payment within 30 days of termination.

        The Plan, which extends through the fiscal year ending March 28, 1997, defines the basis for determining a potential bonus pool in each fiscal quarter equal to 20% of the excess of Actual Earnings (as defined in the Plan) over Base Earnings (as defined in the Plan), but limited in any Plan year to 10% of Actual Earnings. The Base Earnings level is increased at a compound rate of 20% each year from fiscal 1994. The Plan defines Actual Earnings in each fiscal period to be the Company's consolidated earnings (excluding its equity in the earnings or losses of its affiliate and excluding its earnings or losses from any finance company subsidiary) before deducting bonuses determined pursuant to the Plan and before state and federal income taxes. Bonuses under the Plan are paid promptly following each quarter. Upon expiration of the current Plan, another corporate bonus plan will be established.

        Mr. Keener is entitled to receive 15% of the bonus pool under the Plan in an amount not to exceed 250% of his base salary and Ms. Tacke is entitled to receive 5% of the bonus pool in an amount not to exceed 100% of her base salary.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers (the "Section 162(m) Limitation"). Based on the Treasury Regulations promulgated under Section 162(m) of Code, any compensation derived by Mr. Posey from the Plan and his compensation agreement in excess of $1,000,000 may not be deductible by the Company.

INDEMNIFICATION AGREEMENTS

        The Company has entered into indemnification agreements with certain of its officers and each of its directors, requiring the Company to indemnify such persons against judgments, claims, damages, losses and expenses incurred as a result of the fact that such officer or director, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, to the maximum extent permitted by Florida law. The indemnification agreements provide for the advancement of expenses to such officers and directors in connection with any such suit or proceeding.

                      REPORT OF THE COMPENSATION COMMITTEE
                       ON EXECUTIVE OFFICER COMPENSATION

        Decisions on compensation of the Company's executive officers are made by the two member Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is an outside director. None of the members of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. The Committee, in consultation with the Company's Chief Executive Officer, is responsible for establishing the policies that govern compensation of the executive officers and key employees at the corporate level of the Company.

        The goals of the Company's compensation program are to attract, retain and motivate competent executive officers and key employees who have the experience and ability to contribute materially to the long-term success of the Company. The Company's compensation philosophy for its executive officers and key employees is predicated on base salaries which are in most instances below salaries for comparable industry positions and potential bonuses which, depending on the Company's earnings performance in relation to pre-established base levels, may be relatively high or relatively low in comparison with bonus payments by companies of comparable size and type. The significant influence of earnings growth on compensation levels effectively aligns the interests of the executive officers and key employees with the interests of the Company's shareholders.

        Base salaries are determined by the Committee for each of the executive officers on an individual basis, taking into consideration level of responsibility, individual contributions to the Company's performance, length of tenure with the Company, compensation levels of comparable positions and internal equities among positions. In most instances, base salaries are set at subjectively-determined levels below base salaries paid to executives in similar positions in companies of comparable size in the same industry or similar industries.

        Bonuses are determined on the basis of a three year plan which has been in effect for the past two fiscal years and will also govern bonuses for the next fiscal year. The bonus plan provides for a corporate level bonus pool to be distributed on a predetermined basis among those executives and key employees specified by the Committee. The amount of the bonus pool and individual bonuses in each year are based on the extent to which the Company's annual earnings exceed a base level which was established at the inception of the bonus plan and has been increased by 20% each year thereafter. The combined effect of low base salaries and a profit-sharing plan which generates bonuses only after earnings exceed an increasing annual hurdle level, results in low executive compensation if the Company's performance is unfavorable and a significantly higher level if performance is favorable, thereby increasing the importance of performance-based bonuses as a material determinant of total compensation.

        During the fiscal year ended March 29, 1996, the Company's net income and earnings per share increased by 33.4% and 26.7%, respectively, over the previous year. During the same period, the combined base salary and bonus of the Chairman and Chief Executive Officer, Lee Posey, increased by 12.8% and the combined base salary and bonus of the President and Chief Operating Officer, Larry H. Keener, increased by 45.2%. Consistent with the Company's compensation practices, the base salaries paid to Mr. Posey and Mr. Keener represented 32.8% and 29.2%, respectively, of each officer's combined base salary and bonus.

        The Company's executives and key employees, especially Mr. Posey, own a significant amount of the Company's stock. The Company has not adopted an incentive stock option plan and does not at this time intend to adopt any type of stock option plan. Instead, the management of the Company believes that a bonus plan similar to the present plan is a more equitable and effective compensation device.


                                        William R. Thomas - Chairman
                                        Frederick Meyer

                               PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poor's MidCap 400 Composite Stock Index and the Company's peer group (the "PHH Peer Group"), assuming the investment of $100 on July 31, 1995 (the date the Common Stock began trading) and the reinvestment of dividends. The companies in the PHH Peer Group are as follows: Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Oakwood Homes Corporation, Schult Homes Corporation and Skyline Corporation.

- - ------------------------------------------------------------------------
                                           7/95                     3/96
- - ------------------------------------------------------------------------
Palm Harbor Homes, Inc.                    $100                     $215
- - ------------------------------------------------------------------------
S&P MidCap 400                             $100                     $112
- - ------------------------------------------------------------------------
Peer Group                                 $100                     $139
- - ------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

        Pursuant to a Warrant Agreement dated August 11, 1989, between the Company and each of Capital Southwest and CSVC, as modified, the warrants held by such persons were exercisable at the holder's option at an exercise price of $.64 per share and, if exercised at the Company's request in the event of an initial public offering, at an exercise price of $.39744 per share. In connection with the Company's initial public offering, the Company requested that Capital Southwest and CSVC exercise their warrants. Mr. Posey sold to Capital Southwest, as of July 31, 1995 (immediately prior to the consummation of the Company's initial public offering), warrants to purchase 769,231 shares of Common Stock for $11.60256 per underlying share. Capital Southwest and CSVC exercised all of their warrants (including the warrants purchased from Mr. Posey) for an aggregate of 3,706,248 shares of Common Stock prior to the consummation of the Company's initial public offering on July 31, 1995. As of July 31, 1995, Mr. Posey exercised his remaining warrants to purchase 1,776,949 shares of Common Stock at an exercise price of $.39744 per share.

        On May 31, 1995, the Company repaid its $2,000,000 indebtedness to Capital Southwest under the 10% Note. On December 1, 1995, the Company repaid its aggregate outstanding indebtedness of $3,000,000 to Capital Southwest and CSVC under the Loans which, effective October 1, 1995, had an interest rate of 9%. For the fiscal year ended March 29, 1996, the Company paid an aggregate of $34,520 in interest under the Note and $281,696 in interest under the Loans.

        On September 29, 1995, the Company repaid its indebtedness of approximately $700,000 to Mr. Posey. The interest rate on such indebtedness was 10% per annum. During the fiscal year ended March 29, 1996, the Company paid $38,163 in interest to Mr. Posey with respect to the repaid indebtedness.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of May 27, 1996 by (i) each person who is the beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned.


NAME AND ADDRESS OF                            NUMBER OF SHARES                PERCENT
 BENEFICIAL OWNER                            BENEFICIALLY OWNED(1)             OF CLASS
- - -------------------                          ---------------------             --------
Lee Posey . . . . . . . . . . . . . .            2,420,892                     22.17%
  15303 Dallas Parkway
  Suite 800
  Dallas, Texas 75248

Capital Southwest Corporation and
  Capital Southwest Venture
  Corporation(3)  . . . . . . . . . .            4,021,820                     36.83
  12900 Preston Road
  Suite 700
  Dallas, Texas 75230

Larry H. Keener(2)  . . . . . . . . .              226,232                      2.07

Kelly Tacke . . . . . . . . . . . . .               25,538                        *

W.D. Rosenberg, Jr. . . . . . . . . .              136,719                      1.25

William R. Thomas(3)(4) . . . . . . .              197,193                      1.81

Frederick R. Meyer(5) . . . . . . . .               60,938                        *

John H. Wilson(3) . . . . . . . . . .                  200                        *

A. Gary Shilling(6) . . . . . . . . .               35,600                        *

All directors and executive officers
as a group (8 persons)(2)(4)(5)(6)  .            3,103,312                     28.42

- - ----------------
* Represents less than 1%

(1) The information contained in this table with respect to Common Stock ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act.
(2) Includes an aggregate of 62,500 shares owned by Mr. Keener's spouse and three daughters, over which he exercises voting and investment power.
(3) Mr. Thomas is President and Chairman of the Board of Capital Southwest and CSVC, both of which are principal shareholders of the Company.
         Mr. Wilson is a member of the Board of Directors of Capital Southwest and CSVC. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the shares of Common Stock beneficially owned by Capital Southwest and CSVC. Mr. Thomas and Mr. Wilson each have disclaimed beneficial ownership of such shares.
(4) Mr. Thomas has sole voting and investment power with respect to 58,000 shares personally held by Mr. Thomas. Mr. Thomas also has sole voting and investment power with respect to 41,305 shares held by a family partnership. Mr. Thomas is a trustee of certain trusts pursuant to employee stock ownership plans for employees of Capital Southwest and its wholly-owned subsidiaries owning 97,888 shares, with the power as one of three trustees to participate in the voting of such shares. Under the rules and regulations of the Securities and Exchange Commission, Mr. Thomas is deemed to be the beneficial owner of such 97,888 shares which are included in the shares owned by Mr. Thomas.
(5) Includes 25,000 shares owned by a family partnership over which Mr. Meyer exercises voting and investment power.
(6) Dr. Shilling is one of five members of an investment committee to participate in the voting and investment decision relating to 32,400 shares owned by clients of A. Gary Shilling & Co., Inc. Under the rules and regulation of the Securities and Exchange Commission, Dr. Shilling is deemed to be the beneficial owner of such 32,400 shares which are included in the shares owned by Dr. Shilling.

- - ----------------

              PROPOSAL TWO:  RATIFICATION OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the year ending March 28, 1997. The affirmative vote of the majority of the Common Stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP.

         Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended March 29, 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will be afforded the opportunity to make a statement and to respond to appropriate questions of shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING MARCH 28, 1997.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires that Company directors, executive officers and persons who own more than 10% of the Common Stock of the Company file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and shareholders who own more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely upon the review of the copies of such reports furnished to the Company during the fiscal year ended March 29, 1996, the Company's officers, directors and 10% shareholders complied with all
Section 16(a) filing requirements applicable to them.

                           PROPOSALS OF SHAREHOLDERS

         A proper proposal submitted by a shareholder for presentation at the Company's 1997 Annual Meeting and received at the Company's executive offices located at 15303 Dallas Parkway, Suite 800, Dallas, Texas 75248, no later than February 10, 1997, will be included in the Company's Proxy Statement and form of proxy relating to the 1997 Annual Meeting.

                                    EXPENSES

         The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, telephone, facsimile and personal contact by officers and other employees of the Company, who will not receive additional compensation for such services. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                                    GENERAL

         The Company's Annual Report for the fiscal year ended March 29, 1996 is being mailed to shareholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

         The information set forth in this Proxy Statement under the caption "Executive Compensation -- Report of the Compensation Committee on Executive Officer Compensation" and "-- Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the Securities and Exchange Commission.

PROXY

                           PALM HARBOR HOMES, INC.


To ensure that your shares will be represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope. Shareholders who attend the Annual Meeting in person may revoke their proxies and vote in person if they so desire.

The undersigned shareholder of Palm Harbor Homes, Inc. does hereby nominate, constitute and appoint Kelly Tacke and Colleen Rogers, or either one of them, as Proxies, each with full power to appoint her substitute, to represent and vote all of the shares of Common Stock of Palm Harbor Homes, Inc. held of record by the undersigned at the Annual Meeting of Shareholders to be held at 10:30 a.m., Dallas time, on July 17, 1996 at The Grand Kempinski Hotel, 15201 Dallas Parkway, Dallas, Texas and at any adjournments thereof, as follows:

Election of Directors, Nominees:

Lee Posey, Larry H. Keener, William R. Thomas, Walter D. Rosenberg, Jr.,

Frederick R. Meyer, John H. Wilson, A. Gary Shilling


         (change of address)

- - --------------------------------------------------------

- - --------------------------------------------------------

- - --------------------------------------------------------

- - --------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                                                                 -----------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                 -----------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

1.  ELECTION OF DIRECTORS (SEE REVERSE)

    FOR     [ ]       WITHHELD     [ ]

    FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

    --------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDING MARCH 28, 1997.

    FOR     [ ]       AGAINST     [ ]        ABSTAIN     [ ]


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


    SIGNATURE(S)                                        DATE
                 -------------------------------------       -------------------


    SIGNATURE(S)                                        DATE
                 -------------------------------------       -------------------
    (Joint owners must each sign. Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.)


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.